                                                                    EXHIBIT 99.1
DATE: April 22, 2004

FROM:                                            FOR:
Padilla Speer Beardsley Inc.                     DURA Automotive Systems, Inc.
1101 West River Parkway                          2791 Research Drive
Minneapolis, Minnesota 55415                     Rochester Hills, Michigan 48309

Marian Briggs (612) 455-1742                     David Bovee (248) 299-7500


FOR IMMEDIATE RELEASE


               DURA AUTOMOTIVE REPORTS FIRST QUARTER 2004 RESULTS


         ROCHESTER HILLS, Mich., April 22 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $634.6 million for the first quarter ended March 31, 2004 compared to $592.8 million recorded in the prior-year period. Including a loss of $0.7 million from discontinued operations and a pretax facility consolidation charge of $1.4 million, net income for the quarter was $9.2 million, or $0.48 per diluted share, compared to $9.2 million, or $0.50 per diluted share, in the prior-year quarter. DURA's adjusted income from continuing operations for the quarter, which excludes facility consolidation charges, totaled $10.9 million, or $0.57 per diluted share, higher than the analysts' mean estimate as reported on First Call of $0.56 per diluted share.

         "We are pleased with the first-quarter results," said Larry Denton, president and chief executive officer of DURA Automotive. "We are exceeding our objectives in manufacturing efficiencies, quality, new business awards and rationalizations. We continue to be optimistic about the growth opportunities before us."

         Revenue for the quarter as compared to the prior year increased by $41.9 million due to the strengthening of foreign currencies versus the U.S. dollar and an additional $33.9 million for the effect of the Creation Group acquisition, which supplies the North American recreation and specialty vehicle markets.

         The facility consolidation charge for the quarter relates to the continuation of the previously announced closure and consolidation of the Fulton, Ky. facility and recently announced closure of the Brookfield, Mo. and Pikeville, Tenn., facilities. In addition, DURA is continuing to address its capacity utilization challenges in Europe and has recorded charges relating to actions taken at two facilities in France.

         A conference call to review the first-quarter results is scheduled today at 11 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, April 29, 2004, by dialing (303) 590-3000, passcode 574785.


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ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

         DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies, structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation and specialty vehicle markets. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer
(OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Use of Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" (a non-GAAP financial measure). Adjusted income from continuing operations represents income from continuing operations adjusted for facility consolidation and other charges, net. Management believes that adjusted income from continuing operations is useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

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  DURA Automotive Systems, Inc.
  April 22, 2004
  Page 3

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                                                  Three Months Ended
                                                                                       March 31,
                                                                                ------------------------
                                                                                   2004           2003
                                                                                  -----           ----
Revenues                                                                        $ 634,563      $ 592,805
Cost of sales                                                                     557,898        516,376
                                                                                ---------      ---------
   Gross profit                                                                    76,665         76,429

Selling, general and administrative expenses                                       38,911         38,535
Facility consolidation and other charges                                            1,448            266
Amortization expense                                                                  116             70
                                                                                ---------      ---------
   Operating income                                                                36,190         37,558

Interest expense, net                                                              21,249(a)      20,686
                                                                                ---------      ---------
   Income from continuing operations before
      provision for income taxes and minority interest                             14,941         16,872

Provision for income taxes                                                          5,080          6,074

Minority interest - dividends on trust preferred
   securities, net                                                                       (a)         663
                                                                                ---------      ---------
   Income from continuing operations                                                9,861         10,135

Loss from discontinued operations, net                                               (693)          (978)
                                                                                ---------      ---------
   Net income                                                                   $   9,168      $   9,157
                                                                                =========      =========
Basic earnings per share:
    Income from continuing operations                                           $    0.54      $    0.55
    Discontinued operations                                                         (0.04)         (0.05)
                                                                                ---------      ---------
      Net income                                                                $    0.50      $    0.50
                                                                                =========      =========
Basic shares outstanding                                                           18,385         18,259
                                                                                =========      =========

Diluted earnings per share:
   Income from continuing operations                                            $    0.52      $    0.55
   Discontinued operations                                                          (0.04)         (0.05)
                                                                                ---------      ---------
      Net income                                                                $    0.48      $    0.50
                                                                                =========      =========
Diluted shares outstanding                                                         18,960         19,658
                                                                                =========      =========

Capital expenditures                                                            $  15,607      $   9,231
Depreciation                                                                    $  22,031      $  19,259

(a) As required by FIN 46, minority interest - dividends on trust preferred securities has been classified as a component of interest expense on a gross basis for periods subsequent to December 31, 2003.

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  DURA Automotive Systems, Inc.
  April 22, 2004
  Page 4

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)



                                                               Three Months Ended
                                                                   March 31,
                                                           ----------------------------
                                                                2004             2003
                                                               -----             ----
Income (loss) from continuing operations                   $    9,861         $  10,135
Facility consolidation and other charges, net                   1,080               170
                                                           ----------         ---------
   Adjusted income from continuing operations              $   10,941         $  10,305
                                                           ==========         =========


Basic earnings per share:
   Adjusted income from continuing operations              $     0.60         $    0.56
                                                           ==========         =========
Basic shares outstanding                                       18,385            18,259
                                                           ==========         =========

Diluted earnings per share:
   Adjusted income from continuing operations              $     0.57         $    0.56
                                                           ==========         =========
Diluted shares outstanding                                     20,249            19,658
                                                           ==========         =========



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  DURA Automotive Systems, Inc.
  April 22, 2004
  Page 5

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                                                   March 31,           December 31,
                                ASSETS                                               2004                  2003
                                                                                     ----                  ----
                                                                                  (unaudited)
Current assets:
Cash and cash equivalents                                                       $   154,508           $   181,268
Accounts receivable, net                                                            352,638               274,345
Inventories                                                                         124,137               127,957
Current portion of derivative instruments                                            15,640                 6,629
Other current assets                                                                 87,673                95,045
                                                                                -----------           -----------
Total current assets                                                                734,596               685,244
                                                                                -----------           -----------
Property, plant and equipment, net                                                  479,286               488,363
Goodwill, net                                                                       856,043               859,022
Noncurrent portion of derivative instruments                                         19,354                12,844
Deferred income taxes and other assets, net                                          71,807                69,959
                                                                                -----------           -----------
                                                                                $ 2,161,086           $ 2,115,432
                                                                                ===========           ===========

               LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current liabilities:
Accounts payable                                                                $   258,012            $  243,995
Accrued liabilities                                                                 224,863               187,501
Current maturities of long-term debt                                                  4,902                 5,738
                                                                                -----------           -----------
Total current liabilities                                                           487,777               437,234
                                                                                -----------           -----------

Long-term debt, net of current maturities                                           156,721               159,121
Senior notes                                                                        400,000               400,000
Subordinated notes                                                                  574,363               578,505
Mandatorily redeemable convertible trust
   preferred securities                                                              55,250                55,250
Senior notes - derivative instrument adjustment                                      34,994                19,473
Other noncurrent liabilities                                                        121,684               135,262

Stockholders' investment:
Common stock - Class A
                                                                                        170                   168
Common stock - Class B
                                                                                         15                    16
Additional paid-in capital                                                          350,500               349,220
Treasury stock                                                                       (2,539)               (2,452)
Retained deficit                                                                    (95,898)             (105,065)
Accumulated other comprehensive income                                               78,049                88,700
                                                                                -----------           -----------
Total stockholders' investment                                                      330,297               330,587
                                                                                -----------           -----------
                                                                                $ 2,161,086           $ 2,115,432
                                                                                ===========           ===========



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